UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

GETTY REALTY CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110, Jericho, New York	11753-1681
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 478-5400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 3, 2020, Getty Realty Corp., a Maryland corporation (“we”, “our” or “us”), entered into a proposed settlement of a lawsuit brought against us by various governmental agencies of the State of New Jersey, including the New Jersey Department of Environmental Protection (“NJDEP”), involving a large number of gasoline stations throughout the State of New Jersey, which seeks compensatory and punitive damages on the basis of alleged contamination of groundwater with the gasoline additive methyl tertiary butyl ether (“MTBE”) (the “New Jersey MDL Proceedings”). We have agreed to settle the New Jersey MDL Proceedings in accordance with the terms of a proposed Judicial Consent Order (“JCO”), which includes payment of $13,500,000 in exchange for satisfaction and release of claims made against us by various parties, including the NJDEP. The JCO is subject to a 60-day public comment period, which commenced today, August 3, 2020, with the publication of the proposed JCO in The New Jersey Register and in certain newspapers. During the public comment period, interested parties and members of the public may submit comments, which will be considered by the NJDEP. Unless the NJDEP withdraws or withholds its consent to the entry of the JCO based on comments received, the JCO will be filed with the Federal District Court for review and approval. The amount of the settlement payment proposed to be made by the Company as set forth in the JCO has been fully accrued by the Company as a litigation reserve for the New Jersey MDL Proceedings as of December 31, 2019 and June 30, 2020. It is possible that the JCO will not be finalized and approved as currently contemplated and, therefore, it is possible that our losses related to the New Jersey MDL Proceedings could exceed the amounts previously accrued as of December 31, 2019 and June 30, 2020 in respect of the New Jersey MDL Proceedings.

Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When the words “will,” “could,” “should,” “believes,” “expects,” “plans,” “projects,” “estimates,” “anticipates,” “predicts” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Management’s current beliefs and assumptions and information currently available to Management and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements include, but are not limited to, those regarding the filing of the JCO with the Federal District Court for review and approval, as well as, our accruals in respect of the New Jersey MDL Proceedings.

Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the securities and exchange commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: August 3, 2020	By:	/s/ Joshua Dicker
Joshua Dicker
Executive Vice President and General Counsel